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                                                                    Exhibit 23.2

                                                            PLANTE & MORAN, PLLC
                                                                       Suite 600
[PLANTE MORAN LOGO]                                              65 E. State St.
                                                              Columbus, OH 43215
                                                               Tel: 614.849.3000
                                                               Fax: 614.221.3535
                                                                 plantemoran.com



                          Independent Auditor's Consent



To the Audit Committee
Kahiki Foods, Inc.


We consent to incorporation by reference in the registration statement (No. 333-113925) of our report dated May 26, 2005 appearing on the annual report Form 10 KSB of Kahiki Foods, Inc. for the year ended March 31, 2005.


/s/ Plante & Moran, PLLC
Columbus, Ohio
May 26, 2005







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